As filed with the Securities and Exchange Commission on March 18, 2015

Registration No. 333-174115

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

BROOKFIELD RESIDENTIAL

PROPERTIES INC.

(Exact name of registrant as specified in charter)

Ontario, Canada	N/A
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

4906 Richard Road S.W.

Calgary, Alberta, Canada

T3E 6L1

(403) 231-8900

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Management Share Option Plan

(Full title of the Plan)

Brookfield Residential Properties Inc.

Attn: Craig Laurie

4906 Richard Road S.W.

Calgary, Alberta, Canada T3E 6L1

(403) 231-8900

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act

(Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the following Registration Statement on Form S-8 (File No. 333-174115) (the “Registration Statement”) of Brookfield Residential Properties Inc. (“Brookfield Residential”):

•	Registration Statement No. 333-174115 pertaining to the registration of 7,000,000 common shares of Brookfield Residential at an aggregate maximum offering price of US$67,987,872 under Brookfield Residential’s Management Share Option Plan.

On March 13, 2015, pursuant to the terms of a plan of arrangement (the “Arrangement”) among Brookfield Residential, Brookfield Asset Management Inc. (“Brookfield Asset Management”) and 1927726 Ontario Inc. (the “Purchaser”), all of the common shares of Brookfield Residential not already owned by Brookfield Asset Management and its affiliates were acquired by the Purchaser.

As a result of the Arrangement, Brookfield Residential has terminated the offering of its common shares pursuant to the Registration Statement. In accordance with undertakings made by Brookfield Residential in the Registration Statement to remove from registration, by means of post-effective amendments, any of its common shares that remain unsold at the termination of the offering, Brookfield Residential hereby removes from registration, by means of this post-effective amendment, any and all securities registered but unsold under this Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of New York, State of New York, on March 17, 2015.

BROOKFIELD RESIDENTIAL PROPERTIES INC.

By:	/s/ Craig J. Laurie
Name: Craig J. Laurie
Title: Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities indicated and on the dates indicated.

Principal Executive Officer:

By:	/s/ Alan Norris
Name: Alan Norris Title: Chief Executive Officer Date: March 17, 2015

Principal Financial and Accounting Officer:

By:	/s/ Craig J. Laurie
Name: Craig J. Laurie Title: Chief Financial Officer Date: March 17, 2015

Directors:

By:	/s/ Alan Norris
Name: Alan Norris Date: March 17, 2015

By:	/s/ Cyrus Madon
Name: Cyrus Madon Date: March 17, 2015

By:	/s/ Gordon Arnell
Name: Gordon Arnell Date: March 17, 2015

By:	/s/ Robert Stelzl
Name: Robert Stelzl Date: March 17, 2015

Authorized Representative in the United States:

/s/ Craig J. Laurie
Name: Craig J. Laurie Title: Executive Vice President and Chief Financial Officer Date: March 17, 2015